CERTIFICATE OF AMENDMENT OF
                          DETERMINATION OF PREFERENCES
                             OF PREFERRED SHARES OF
                            ACCESSPOINT CORPORATION,
                              a Nevada Corporation


         The undersigned, Tom M. Djokovich and James W. Bentley, certify that:

1. They are the duly elected or duly acting Chief Executive Officer and President, respectively, of Accesspoint Corporation, a Nevada corpora-tion ("Corporation").

2. Pursuant to authority given by the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

         WHEREAS, the Articles of Incorporation of this Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series;

         WHEREAS, the Board of Directors of this Corporation heretofore adopted a resolution which determined the designation of a class of Preferred Shares as Series A, fixed the number of shares constituting said class and determined the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares, Series A;

         WHEREAS, at the time of adoption of the above resolution, and at the time of adoption of the instant resolution, one or more classes or series of outstanding shares, singly or in the aggregate, were and are entitled to full voting rights; the common shares of this Corporation were and are entitled to full voting rights;

         WHEREAS, at the time of adoption of the above resolution, and at the time of adoption of the instant resolution, one or more classes or series of outstanding shares, singly or in the aggregate, were and are entitled to unlimited dividend and liquidation rights;

         WHEREAS, the Board of Directors originally determined that the number of shares constituting the initial Preferred Shares, Series A, would be 2,500,000 shares;

         WHEREAS, the Articles of Incorporation of the Corporation authorize the issuance of 5,000,000 Preferred Shares;

         WHEREAS, the Board of Directors now determined that the number of shares constituting the initial Preferred Shares, Series A, shall be 5,000,000 shares; and

         WHEREAS, this Corporation has not issued any shares of Preferred Stock, Series A, or any other series, and the Board of Directors of this Corporation desires, pursuant to its authority, to amend the number of shares constituting the Preferred Stock, Series A, as set forth herein.

         NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby amends and


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         fixes the number of shares constituting the Preferred Stock, Series A, as follows:

         (a) DESIGNATION. The initial series of Preferred Stock shall be designated "Preferred Shares, Series A."

         (b) NUMBER. The number of shares constituting the Preferred Shares, Series A, shall be 5,000,000 shares.

         (c) OTHER DESIGNATIONS REMAIN UNCHANGED. All other designations pertaining to the Preferred Shares, Series A, including, without limitation, designations pertaining to voting, restrictions, dividends, conversion, redemption and liquidation shall remain unchanged.

         RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the chief financial officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are each authorized to execute, verify, and file a certificate of determination of preferences in accordance with California law.

3. The authorized number of shares of Preferred Stock of the Corporation is 5,000,000, and the number of shares constituting Series A, none of which has been issued, is 5,000,000.

IN WITNESS WHEREOF, the undersigned have executed this certificate on May 25, 2000 .



                                          By: /s/ TOM M. DJOKOVICH
                                              ----------------------------------
                                                  Tom M. Djokovich,
                                                  Chief Executive Officer



                                          By: /s/ JAMES W. BENTLEY
                                          --------------------------------------
                                                  James W. Bentley,
                                                  President




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                                  VERIFICATION


State of California                 )
                                    ) ss.
County of Orange                    )


On May 25, 2000, before me, MaryAnn Bentley, personally appeared Tom M. Djokovich and James W. Bentley, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


By: /s/ MARYANN BENTLEY
---------------------------------------
        MaryAnn Bentley,
        Notary Public



















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